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Exhibit 5.8

CONSENT OF QUALIFIED PERSON

RE: Registration Statement on Form F-10 of Golden Star Resources Ltd. (the "Company")

I refer to the registration statement on Form F-10 of the Company (as may be amended from time to time in the future, the "Registration Statement").

I have been named in the Registration Statement as a "qualified person", as defined in Canadian National Instrument 43-101 — Standards of Disclosure for Mineral Projects, who has reviewed or supervised the preparation of information contained in the technical report entitled "NI 43-101 Technical Report on a Feasibility Study of the Wassa open pit mine and underground project in Ghana", with an effective date of December 31, 2014 (the "QP Information"), being information upon which scientific or technical information relating to the Company's mineral properties contained or incorporated by reference in the Registration Statement is based.

I hereby consent to the use of my name in the Registration Statement and to the use and the inclusion or incorporation by reference in the Registration Statement of the QP Information.

Dated this 28th day of September, 2017.

Yours very truly,

/s/ MIKE BEARE
Name:	Mike Beare, CEng, BEng, ACSM, MIoM3
Title:	Corporate Consultant (Mining Engineering) SRK Consulting (UK) Limited

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  Exhibit 5.8
CONSENT OF QUALIFIED PERSON